EXHIBIT 10(j)(1)(A)
                         AMERICAN ELECTRIC POWER SYSTEM
                               EXCESS BENEFIT PLAN

                  AMENDED AND RESTATED AS OF JANUARY 1, 2001



                                    ARTICLE I

                           Purposes and Effective Date


      1.1 The American Electric Power System Excess Benefit Plan is established to provide Supplemental Retirement Benefits for eligible employees whose retirement benefits from the American Electric Power System Retirement Plan are restricted due to limitations imposed by provisions of the Internal Revenue Code or who are entitled to Supplemental Retirement Benefits under the terms of an employment agreement between the eligible employee and an employer.

      1.2 The effective date of the Excess Benefit Plan is January 1, 1990 and the effective date of this amended and restated Plan is January 1, 2001.


                                   ARTICLE II

                                   Definitions

      2.1 "Accredited Service" means the period of time taken into account under the terms of the Retirement Plan for the purpose of computing a Retirement Plan benefit under either the Cash Balance Formula or the Final Average Pay Formula.

      2.2 "Base Compensation" means a Participant's regular base salary or wage including any salary or wage reductions made pursuant to sections 125 and 402(e)(3) of the Code and contributions to the American Electric Power System Supplemental Retirement Savings Plan; and excluding bonuses (such as but not limited to project bonuses and sign-on bonuses), compensation paid pursuant to the terms of an annual compensation plan, performance pay awards, severance pay, relocation payments, or any other form of additional compensation that is not considered to be part of base salary or base wage.

      2.3 "Cash Balance Formula" means the cash balance benefit formula used to calculate benefits under the Retirement Plan effective for Plan Years commencing after December 31, 2000.

      2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.5  "Committee" means the Employee Benefit Trusts Committee.

      2.6 "Company" means the American Electric Power Service Corporation and its subsidiaries and affiliates who adopt the Excess Benefit Plan.

      2.7 "Corporation" means the American Electric Power Company, Inc., a New York corporation, and its affiliates and subsidiaries.

      2.8 "Employment Contract" means a contract between the Company and a Participant that provides the Participant with a non-qualified retirement benefit.

      2.9 "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

      2.10 "Excess Benefit Plan" means the American Electric Power System Excess Benefit Plan, as amended or restated from time to time.

      2.11 "Final Average Pay Formula" means the final average pay benefit formula used to calculate benefits under the Retirement Plan.

      2.12 "Incentive Compensation" means incentive compensation paid pursuant to the terms of an annual incentive compensation plan, provided that compensation shall not include non-annual bonuses (such as but not limited to project bonuses and sign-on bonuses), severance pay, relocation payments, or any other form of additional compensation that is not considered to be part of Base Compensation. An Incentive Compensation award, the payment of which is deferred according to the terms of the plan or by the election of the Participant, shall be deemed earned at the end of the Plan Year for the Incentive Compensation Plan.

      2.13 "Lump Sum Benefit" means under the Final Average Pay Formula the present value of the difference between the Participant's Supplemental Retirement Benefit calculated using the Retirement Plan early retirement reduction factors from age 65 to age 55 and, if necessary, actuarially reduced from age 55 to the date the Supplemental Retirement Benefit is paid and the Participant"s Supplemental Retirement Benefit actuarially reduced from age 65 to the date the Supplemental Retirement Benefit is paid; or, when applicable for computing the pre-retirement surviving spouse annuity, the present value of the difference between 50% of the Participant's Supplemental Retirement Benefit calculated using the Retirement Plan early retirement reduction factors from age 65 to age 55 and, if necessary, actuarially reduced from age 55 to the Participant's date of death and (b) 50% of the Participant's Supplemental Retirement Benefit actuarially reduced from age 65 to the date the Participant's date of death.

      2.14 "Maximum Benefit" means the maximum early, normal, disability or deferred vested retirement benefit permitted by the Code to be paid to a Participant from the Retirement Plan under either the Final Average Pay Formula or the Cash Balance Formula upon the Participant's early, normal, disability or deferred retirement or the pre-retirement surviving spouse annuity permitted by the Code to be paid to the Surviving Spouse upon the death of the Participant.

      2.15 "Participant" means any exempt salaried employee of the Company who is a participant in the Retirement Plan, and for purposes of earning a Supplemental Retirement Benefit under:

(a) the Final Average Pay Formula, whose Base Compensation for the Plan Year exceeds the limitation of section 401(a)(17) of the Code, or who is entitled to a Supplemental Retirement Benefit under the terms of an Employment Contract, or

(b) the Cash Balance Formula, whose Base Compensation plus Incentive Compensation for the Plan Year exceeds the limitation of section 401(a)(17) of the Code.

If in any Plan Year after a salaried employee becomes a Participant, the Participant's Base Compensation or Base Compensation plus Incentive Compensation is lower than the compensation limits imposed by section 401(a)(17) of the Code due to an increase in the 401(a)(17) limits, the Participant shall nevertheless continue as a Participant in the Excess Benefit Plan until the Participant terminates employment or the Excess Benefit Plan is terminated.

      2.16 "Plan Year" means the calendar year commencing each January 1 and ending each December 31.

      2.17 "Retirement Plan" means the American Electric Power System Retirement Plan, as amended from time to time.

      2.18 "Supplemental Retirement Benefit" means the difference between the Participant's Unrestricted Benefit and the Participant's Maximum Benefit under either the Cash Balance Formula or Final Average Pay Formula.

      2.19 "Surviving Spouse" means the spouse of a Participant who is legally married to the Participant and whose marriage to the Participant occurred at least one year prior to the earlier of the Participant's termination of employment or death.

      2.20 "Unrestricted Benefit" means the early, normal, disability or deferred vested retirement benefit payable to a Participant upon a Participant's early, normal, disability or deferred vested retirement or the pre-retirement surviving annuity payable to the Surviving Spouse upon the death of the Participant under the terms of the Retirement Plan Cash Balance Formula or Final Average Pay Formula assuming (i) the Code restrictions on benefits that can be provided by the Retirement Plan under either benefit formula are not applicable and (ii) the maximum compensation upon which the benefit is based is the Participant's Base Compensation and Incentive Compensation up to one million dollars or the non-qualified retirement benefit provided for in an Employment Agreement.


                                   ARTICLE III

                                    Benefits

      3.1 An employee who was a Participant in the Excess Benefit Plan as of December 31, 2000 shall accrue a benefit under both the Cash Balance Formula and the Final Average Pay Formula as of January 1, 2001 and shall be entitled to an account balance adjustment for the Participant"s cash balance account in the Excess Benefit Plan as described in the Retirement Plan

      An employee who was not a Participant in the Excess Benefit Plan as of December 31, 2000 and who becomes a Participant after December 31, 2000 shall accrue a benefit under the Excess Benefit Plan as follows:

(a) If the Participant's Base Compensation exceeds the compensation limitation of section 401(a)(17) of the Code prior to December 31, 2010, the Participant shall accrue a benefit under the Final Average Pay Formula, or

(b) If the Participant's Base Compensation plus Incentive Compensation exceeds the compensation limit of 401(a)(17) of the Code, the Participant shall accrue a benefit under the Cash Balance Formula.

No Participant shall accrue a benefit under the Final Average Pay Formula after December 31, 2010.

      3.2 Upon a Participant's normal retirement, in accordance with the terms of the Retirement Plan, the Participant shall be entitled to a Supplemental Retirement Benefit under either the Cash Balance Formula or the Final Average Pay Formula, as elected by the Participant, reduced by any qualified or non-qualified retirement benefits the Participant is entitled to receive from any prior employer as identified in an Employment Contract.

      3.3 Upon a Participant's early retirement, in accordance with the terms of the Retirement Plan, the Participant shall be entitled to a Supplemental Retirement Benefit under either the Cash Balance Formula or the Final Average Pay Formula, as elected by the Participant, adjusted by the early retirement factors contained in the Retirement Plan, if applicable, reduced by any qualified or non-qualified retirement benefits the Participant is entitled to receive from any prior employer as identified in an Employment Contract.

      3.4 Upon a Participant's termination of employment prior to qualifying for early retirement under the terms of the Retirement Plan, the Participant shall be entitled to a Supplemental Retirement Benefit under either the Cash Balance Formula or the Final Average Pay Formula, as elected by the Participant, that is adjusted in accordance with the reductions specified in the Retirement Plan for deferred vested Retirement Plan participants, if applicable, reduced by any qualified or non-qualified retirement benefits the Participant is entitled to receive from any prior employer as identified in an Employment Contract.

      3.5 A Participant whose employment is terminated prior to age 55 due to a restructuring, consolidation or downsizing of the Company and who, at the time of termination, has (i) completed 25 or more years of Accredited Service under the terms of the Retirement Plan or (ii) has attained age 50 and has completed 10 or more years of Accredited Service under the terms of the Retirement Plan and (iii) who elects to receive his or her benefit under the Final Average Pay Formula shall be entitled to an early retirement Supplemental Retirement Benefit as described in section 3.3 above and a Lump Sum Benefit, the sum of which shall be reduced by any qualified or non-qualified retirement benefits the Participant is entitled to receive from any prior employer as identified in an Employment Contract.


                                   ARTICLE IV

                                 Death Benefits

      4.1 Upon the death of a Participant prior to the Participant's termination of employment or commencement of benefits, the Surviving Spouse shall be entitled to a Supplemental Retirement Benefit paid as either an annuity or lump sum, as elected by the Surviving Spouse, reduced by any qualified or non-qualified retirement benefits the Surviving Spouse is entitled to receive from the Participant's prior employer or employers as identified in an Employment Contract.

      4.2  Upon  the  death  of  the  Participant  after   commencement  of  the
Participant's Supplemental Retirement Benefit, the Surviving Spouse shall be entitled to a Supplemental Retirement Benefit elected by the Participant at the time of the Participant's retirement or termination of employment, reduced by any qualified or non-qualified retirement benefits the Surviving Spouse is entitled to receive from the Participant's prior employer or employers as identified in an Employment Contract

      4.3 Upon the death of a Participant described in section 3.5 prior to the Participant's election to commence benefits, the Surviving Spouse shall be entitled to a Supplemental Retirement Benefit that would be paid to the Surviving Spouse of a Participant described in section 3.4 and shall be entitled to a Lump Sum Benefit the sum of which is to be reduced by any qualified or non-qualified retirement benefits the Surviving Spouse is entitled to receive from the Participant's prior employer or employers as identified in an Employment Contract; provided that, the Surviving Spouse elects to receive his or her benefit under the Final Average Pay Formula.


      4.4 The Participant, with the consent of the spouse, may name an individual or trust as the beneficiary of any death benefit that may be payable under the Final Average Pay Formula or the Cash Balance Formula. The beneficiary shall be designated on a form provided by the Committee. If the Participant does not designate a beneficiary, the default beneficiary shall be the Participant's Spouse, or if the Participant is not married at the time of death, the Participant's estate.


                                    ARTICLE V

                 Payment of Supplemental Retirement Benefits

      5.1 Except as provided in section 5.2, a Participant's election under the Retirement Plan of a single life annuity, a 50% joint and survivor annuity, or an optional form of payment (with the valid consent of the Participant's spouse where required under the terms of the Retirement Plan) shall be deemed to be the election made by the Participant for the Supplemental Retirement Benefit payable under the Excess Benefit Plan. The payment of a Supplemental Retirement Benefit as an annuity shall commence at the same time annuity benefit payments from the Retirement Plan commence.

      5.2 A Participant may elect to receive his or her Supplemental Retirement Benefit as a partial lump sum with the balance of the Supplemental Retirement Benefit paid as an annuity as provided in section 5.1, a total lump sum distribution or as installment payments over a period of at least two and not more than ten years. The Participant may elect to defer the payment of a partial or lump sum distribution or the start date of installment payments to a date no later than the date the Participant attains age 70-1/2. During any deferral period and during an installment period, the unpaid balance of the Supplemental Retirement Benefit shall receive interest credits at the interest rate then being credited for the Cash Balance Formula. Supplemental Retirement Benefit payments for Participants who terminate employment during the 2001 Plan Year and elect a lump sum or installment payment option shall commence no earlier than January 1, 2002.

      5.3 A Participant described in section 3.5, may elect to commence payments of the Participant's Supplemental Retirement Benefit as of the first day of any month following the Participant's termination of employment, provided that the Participant also elects to receive retirement benefits from the Retirement Plan as of the same date. Supplemental Retirement Benefits that commence prior to age 55 shall be reduced actuarially from age 55 to the Participant's age at the time the Supplemental Retirement Benefit payments commence. The Lump Sum Benefit payable to the Participant shall be calculated and paid as of the date the Participant elects to receive payment of the Supplemental Retirement Benefits.




                                   ARTICLE VI

                                 Administration

      6.1 The Committee shall administer the Excess Benefit Plan. The Committee shall have the authority to interpret the Excess Benefit Plan and to prescribe, amend and rescind rules and regulations relating to the administration of the Excess Benefit plan, and all such interpretations, rules and regulations shall be conclusive and binding on all Participants.

      6.2 The Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Committee may consider necessary or advisable to properly carry out the administration of the Excess Benefit Plan.


                                   ARTICLE VII

                            Amendment or Termination

      7.1 The Company intends the Excess Benefit Plan to be permanent but reserves the right to amend or terminate the Excess Benefit Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Company.

      7.2 No amendment or termination of the Excess Benefit Plan shall directly or indirectly deprive any current or former Participant or Surviving Spouse of all or any portion of any Supplemental Retirement Benefit which commenced prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date.


                                  ARTICLE VIII

                                  Miscellaneous

      8.1 Nothing in this Excess Benefit Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company.

      8.2 In the event the Committee shall find that a Participant or Surviving Spouse is unable to care for his or her affairs because of illness or accident, the Committee may direct that any payment due the Participant or the Surviving Spouse be paid to the duly appointed legal representative of the Participant or Surviving Spouse, and any such payment so made shall be a complete discharge of the liabilities of the Excess Benefit Plan.

      8.3 Except as otherwise expressly provided herein, all terms, conditions and actuarial assumptions of the Retirement Plan applicable to benefits payable under the terms of the Retirement Plan shall also be applicable to the Supplemental Retirement Benefits paid under the terms of the Excess Benefit Plan.

      8.4 The Supplemental Retirement Benefits paid under the Excess Benefit Plan shall not be funded, but shall constitute liabilities of the Company to be paid out of general corporate assets. Nothing contained in the Excess Benefit Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

      8.5 The Excess Benefit Plan shall be construed and administered according to the laws of the State of Ohio.


                                   ARTICLE IX

                                Change In Control

      9.1 Notwithstanding any provisions of the Excess Benefit Plan to the contrary, if a Change in Control, as defined in Section 9.2, of the Corporation occurs, all Supplemental Retirement Benefits accrued as of the date of the Change in Control shall be fully vested and non-forfeitable.

      9.2 A "Change in Control" of the Corporation shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25 percent of the then outstanding voting stock of the Corporation, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, together with any new Directors (other than a director nominated by a person (x) who has entered into an agreement with the Corporation to effect a transaction described in Section 9.2(i), (iii) or (iv) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change In Control) whose election or nomination for election was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or (iii) the consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of the consummation of the transactions contemplated in the Agreement and Plan of Merger by and among the Corporation, Augusta Acquisition Corporation and Central and South West Corporation dated as of December 21, 1997, nor thereafter as a result of any event in (i) or (iii) above, if Directors who were members of the Board prior to such event continue to constitute majority of the Board after such event.

For purposes of this Section 9.2, "Board" shall mean the Board of Directors of the Corporation, and "Director" shall mean an individual who is a member of the Board.


                                    ARTICLE X

                                Claims Procedure

      10.1 If a Participant makes a written request alleging a right to receive benefits under the Excess Benefit Plan or alleging a right to receive an adjustment in benefits being paid under the Excess Benefit Plan, the Committee shall treat it as a claim for benefits. All claims for benefits under the Excess Benefit Plan shall be sent to the Committee and must be received within 75 days after the Participant's termination of employment. If the Committee determines that any Participant who has claimed a right to receive benefits, or different benefits, under the Excess Benefit Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Committee determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Excess Benefit Plan provisions on which the denial is based, and describe any additional material or information, if any, necessary for the claimant to perfect the claim and the reason any such addition material or information is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Committee a notice that the claimant contests the denial of the claim by the Committee and desires a further review. The Committee shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Committee. The Committee will render its final decision with specific reasons therefore in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Committee determines additional time, not exceeding 60 days, is needed, and so notifies the claimant. If the Committee fails to respond to a claim filed in accordance with the foregoing within 90 days or any such extended period, the Committee shall be deemed to have denied the claim.